2OV Putnam Mid Cap Value Fund attachment
4/30/05 Annual

Because of the electronic format for filing Form N SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A For the period ended April 30, 2005, Putnam Management has assumed $28,586 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 (000s omitted)

Class A	   31
Class B	    0
Class C	    0

72DD2 (000s omitted)

Class M	    0
Class R	    0
Class Y	   71

72EE1 (000s omitted)

Class A	5,915
Class B	3,819
Class C	  448

72EE2 (000s omitted)

Class M	  190
Class R	    2
Class Y	  427

73A1

Class A	0.001
Class B	0
Class C	0

73A2

Class M	0
Class R	0.007
Class Y	0.032

74U1 (000s omitted)

Class A	32,787
Class B	19,051
Class C	 2,268

74U2 (000s omitted)

Class M	   970
Class R	    25
Class Y	 2,613

74V1

Class A	13.88
Class B	13.62
Class C	13.62


74V2

Class M	13.71
Class R	13.81
Class Y	13.90